                                                                Exhibit 99(j)(4)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses of The Munder Equity Funds Class A, B, C, & II Shares; The Munder Funds Class Y Shares; and The Munder Funds Class K Shares and "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information for The Munder Funds Trust, The Munder Funds, Inc. and The Munder Framlington Funds Trust included in Post-Effective Amendment No. 13 to the Registration Statement (Form N-1A, No. 33-15205) of The Munder Framlington Funds Trust.

We also consent to the incorporation by reference into combined Statement of Additional Information for The Munder Funds Trust, The Munder Funds, Inc. and The Munder Framlington Funds Trust of our reports dated August 15, 2001 with respect to the financial statements and financial highlights of the Munder Framlington Emerging Markets Fund, Munder Framlington Global Financial Services Fund, Munder Framlington Healthcare Fund and Munder Framlington International Growth Fund portfolios of The Munder Framlington Funds Trust, included in the June 30, 2001 annual reports of The Munder Funds.



                                                   -----------------------------
                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
October 25, 2001